PTL ELECTRONICS LTD.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2006

CONTENTS

Balance Sheet as of September 30, 2006 (Unaudited)	1

Statements of Operations- for the six (6) months ended September 30, 2006 (Unaudited)	2

Statements of Cash Flows- for the six (6) months ended September 30,2006 (Unaudited)	3

NOTES TO FINANCIAL STATEMENTS	4-9

PTL ELECTRONICS LTD.
Statement of Operations
(In Canadian Dollars)
(Unaudited- Prepared by Management)

	Six Months Ended September 30
	2006	2005

Revenue	$ 6,844,259	$ 5,487,969
Cost of Sales	5,240,404	3,859,979
Gross Margin	1,603,855	1,627,990
	23%	30%
Operating Expenses
Sales and Marketing	94,823	81,999
General & administration	643,318	685,990
Amortization	113,172	103,487
Foreign currency (gain) loss	(40,020)	(1,693)
Interest Expense	58,456	85,640
Total Expenses	869,749	955,423

Earnings Before Income Tax	734,106	672,567

Income taxes	220,231	201,770

Net (loss) earnings for the period	513,875	470,797

Retained earnings, beginning of period	670,501	(4,567)
Net (loss) earnings for the period	513,875	470,797
Retained earnings, end of period	1,184,376	466,230

Earnings per share
Basic	0.51	0.47

Weighted average number of shares
Basic	1,000,000	1,000,000

PTL ELECTRONICS LTD.
Balance Sheet
(In Canadian Dollars)
(Unaudited- Prepared by Management)

	September 30, 2006	March 31, 2006

ASSETS
Current Assets
Cash and cash equivalents	$ -	$ -
Accounts receivable	3,824,493	1,288,100
Inventory (note 4)	3,325,589	1,732,847
Other receivables (note 6)	346,012	349,762
Prepaid expenses and deposits	62,501	18,590
	7,558,595	3,389,299

Capital Assets net (note 5)	713,317	752,414
Goodwill	1,113,805	1,113,805
Investment (note 6)	22,260	22,260
	1,849,382	1,888,479
	9,407,977	5,277,778
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities

Bank overdraft (note 7)	3,093,656	449,930
Accounts payable and accrued liabilities	2,024,475	1,104,140
Income tax payable	394,877	177,505
Other Payabes	114,288	186,710
Demand Loans payable (note 8)	307,981	400,668
	5,935,277	2,318,953
Long term liabilities
Shareholders loan	2,288,224	2,288,224
	8,223,501	4,607,177
Shareholders' equity

Share capital (note 9)	100	100
Retained Earnings	1,184,376	670,501
	1,184,476	670,601
	9,407,977	5,277,778

PTL ELECTRONICS LTD.
Statements of Cash flow
(In Canadian Dollars)
(Unaudited- Prepared by Management)
	Six Months Ended September 30
	2006	2005
Operating Activities
Net earnings for the period	513,875	470,797
Adjustments to reconcile net income to net cash
Used in operating activities
Items not involving cash
Amortization	113,172	103,487
Changes in operating assets & liabilities
Accounts receivable	(2,536,393)	(1,267,534)
Inventory	(1,592,742)	(567,662)
Other recievables	3,750	21,469
Prepaid expenses	(43,911)	(12,253)
Accounts payable and accrued liabilities	920,335	176,724
Income tax payable	217,372	201,770
Other Payables	(72,422)	87,710
Net Cash used in operating activities	(2,476,964)	(785,492)

Investing Activities

Purchase of plant and equipment	74,075	78,952
Net cash used in investing purposes	74,075	78,952

Financing Activities
Bank overdraft	2,643,726	885,298
Demand loan payable	(92,687)	(20,854)
Net Cash provided by financing activities	2,551,039	864,444

Net Cash increase (decrease) during the period	-	-

Cash at the beginning of period	-	-
Cash end of the period	-	-

PTL ELECTRONICS LTD.

Notes to Financial Statements

September 30, 2006

(In Canadian Dollars)

Note 1.

ORGANIZATION AND NATURE OF BUSINESS

PTL Electronics Ltd. (“The Company”) was incorporated under the laws of British Columbia, Canada, on March 17, 2005.  The company is engaged in contract manufacturing of electronic circuit boards and related products.  Business is conducted principally in Canada.

Going Concern

These financial statements have been prepared on the assumption that the company is a going concern, meaning that it will continue in operation for the foreseeable future, and will be able to realize its assets and discharge its liabilities in the normal course of business.

Note 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These financial statements have been prepared in accordance with Canadian Generally Accepted Accounting Principles in Canada (“Canadian GAAP”).

Use of estimates

The preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Foreign Exchange

The company’s functional currency and financial statement presentation is the Canadian dollar.  Foreign denominated monetary assets and liabilities are translated to their Canadian dollar equivalents using foreign exchange rated that prevailed at the balance sheet date.  Non-monetary items are translated at historical exchange, except for items carried at market value, which are translated at the rate of exchange in effect at the balance sheet date.  Exchange gains or losses arising on foreign currency translation are included in the determination of net profit (loss) for the year.

Inventories

Inventories are recorded at the lower of cost or net realizable value.  Cost includes direct costs and applicable overhead for finished goods and work in progress.

Fixed Assets & Amortization

Amortization of assets with fixed or determinable lives is provided at the following annual rates.  (Except in the year of purchase in which the Company uses ½ the normal rate).

Production equipment

- 30% declining balance

Furniture and fixtures

- 20% declining balance

Computer equipment

- 45% declining balance

Leasehold improvements

- straight line over five years

Goodwill

Goodwill represents the excess of the purchase price of an acquired business over the fair values of identifiable net assets acquired.

Long – Lived Assets

The carrying value of long-lived assets, which includes property, plant and equipment, is reviewed for impairment whenever events or circumstances indicate the recoverable value may be less than the carrying amount.  Recoverable value is based on estimates of undiscounted future net cash flows expected to be recovered from specific assets or groups of assets through use of future disposition.

Impairment charges are recorded in the period in which determination of impairment is made by management. Assets with indefinite or indeterminable lives which includes goodwill, are not amortized and are reviewed for impairment on a reporting period basis using fair value determinations by management’s estimate of recoverable value.

Cost of Sales

Cost of sales includes materials, labor and overhead costs associated with the Contract Manufacturing.

Earnings (loss) per share

Basis earnings per share figures have been calculated using the weighted monthly average number of shares outstanding during the year.

Recognition criteria

Gains are recognized when realized. Expenses and losses are recognized when an expenditure or previously recognized asset does not have future economic benefit. Expenses that are not linked with specific revenues are related to a period on the basis of transactions or events occurring in that period or by allocation to the periods to which they apply. The cost of assets that benefit more than one period is normally allocated over the periods benefited.

Revenue recognition

Revenue from sales transactions are recognized when the Company has transferred to its customer the significant risks and rewards of ownership and all significant acts have been completed and the Company retains no continuing managerial involvement in, or control of, the goods transferred to a degree usually associated with ownership, and reasonable assurance exists regarding the measurement of the consideration that will be derived from the sale of goods by the company and the extent to which goods may be returned.

The Company has no obligations to customers in terms pf parts since the warranty remains with the vendor that supplies the parts. The Company does have an obligation for one year form date of shipment for workmanship. Warrant cost are included as part of Cost of Goods Sold.

Measurement of Uncertainty

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimated and assumption that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities to the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant areas requiring the use of management estimates relate to allocation of overhead and other indirect costs to cost of sales and inventory, the determination of impairment of assets and useful lives for depreciation and amortization.  Financial results as determined by actual events could differ form those estimates.

Risk Management

Currency risk

Although the company conducts its business principally in Canada, the majority of its purchases are from sources in the United States and the Peoples Republic of China.  The company does not hedge its foreign currency exposure and accordingly may be at risk for foreign currency exchange fluctuations.

Credit risk

Credit risk is managed by dealing only with customers whose credit standing meet internally approved policies, and by ongoing monitoring of credit risk.  As at the year end, the company did not have significant concentrations of credit exposure to individual customers or related groups of customers.

Interest rate risk

The company currently has potential exposure to interest rate risk due to an operating line of credit and two demand non-revolving loans with floating interest rates.  The current maximum line of credit is $3,450,000 CND at the quarter end.

Note 3.  FINANCIAL INSTRUMENTS

The fair values of the Company’s cash, accounts receivable, bank indebtedness and accounts payable approximate their carrying amounts due to their immediate or short-term maturity.

The carrying amounts for long-term debts approximate fair values based on financing terms currently available to the Company on the measurement dates

Note 4.  INVENTORIES

Inventories are recorded at the lower of cost or market on a first-in, first out (FIFO) basis.

	September 30
	2006	2005
Finished Goods	$273,350	$160,085
Work in Progress	557,862	761,694
Raw Materials	2,494,377	1,236,682
Totals	$3,325,589	$2,158,481

Note 5.   FIXED ASSETS AND ACCUMULATED AMORTIZATION

September 30, 2006		Accumulated	Net Book
	Cost	Amortization	Value
Furniture & fixtures	$45,862	$9,822	$36,040
Production equipment	985,948	340,938	645,010
Computer equipment	53,442	28,134	25,308
Leasehold Improvements	10,000	3,041	6,959
Total	$1,095,252	$381,935	$713,317

March 31, 2006		Accumulated	Net Book
	Cost	Amortization	Value
Furniture & fixtures	$39,459	$6,528	$32,931
Production equipment	921,361	238,509	682,852
Computer equipment	50,356	21,684	28,672
Leasehold Improvements	10,000	2,041	7,959
Total	$1,021,176	$268,762	$752,414

Note 6.  MINORITY INTEREST INVESTMENT.

The company has written down its minority interest investment held in Peripheron Technologies Ltd. from $238,236 CND to $22,260 CND due to decrease in market value of shares.  As per agreement, a portion of this loss is to be reimbursed by the shareholders who used these shares as their contribution to the shareholder’s loan account.  Amount receivable is $111,303.

Note 7.  BANK OPERATING LINE

	September 30
	2006	2005
Bank Operating Line	$3,450,000	850,000

Under the terms of a bank overdraft agreement with the Hongkong Bank of Canada (“HSBC” or the “Bank”) the company has operating loan in the amount of $1,050,000 CAD which bears interest at the prime bank rate plus 1.25% per annum.  The Bank has authorized an increase of the demand operating line of credit to $3,450,000 from the existing $1,050,000 of which $2,400,000 is a bulge valid up to February 28, 2007.

By the letter agreement dated August 28, 2006, the bank increased the overdraft facility above to a maximum principal amount of CAD $3,450,000.  Credit available as of September 30, 2006 was $356,344 ($3,450,000 - $3,093,656).

Security

The Bank indebtedness is secured as follows:

a)

By personal guarantees provided by the company’s shareholders

b)

General Security Agreement creating a first fixed charge over all present and after acquired property

c)

Security under Section 427 of the Bank Act (Canada)

d)

Assignment/endorsement to the Bank of all risk insurance, showing the Bank as first loss payee

e)

Assignment of key man life insurance in the amount of $250,000 CAD for each of two key executive

Financial covenants

The banking agreement provides that at all times while the Bank indebtedness is outstanding, the company will not, without the prior written consent of the Bank permit its:

1.

Ratio of total debt to tangible net worth to exceed 2.75 prior March 31, 2006 and 2.5 commencing March 31, 2006 and thereafter

2.

Current ratio at any time to be less than 1.0 prior to March 31, 2006 and 1.25 commencing March 31, 2006 and thereafter

3.

Tangible net worth to be reduced to less than the sum of CAD $750,000 at any time prior March 31, 2006 and thereafter

4.

Debt service coverage to fall below 125% at any time commencing March 31, 2006

5.

Made capital expenditures in any fiscal year in the amount exceeding the aggregate $100,000 CAD.

The debt to equity ratio for the quarter ended September 30, of 2006 is 6.94, exceeding 2.75 as required in the financial covenants by bank

Note 8. DEMAD LOAN

1.

Equipment loan for $115,500 with principal payments of $8,250 per month plus interest.  14 months remain with current interest rate being Prime + 1.75%.

2.

Equipment loan for $192,481 with principal and interest payments of $8,700 per month.  8 payments remain, then monthly payment increases to $10,875 from 12 months.  The interest rate is Prime + 1.75%.

Note 9. SHARE CAPITAL

A.

Authorized:

The authorized capital of the company consists of an unlimited number of shares divided into:

a)  Class A common voting shares without par value

b)  Class B common non-voting shares without par value

c)  Class C preferred non-voting shares

d)  Class D preferred non-voting shares

B.

Issued:

a)  1,000,000 Class A common voting shares for the total consideration of $100 CAD

Note 10. COMMITMENTS

The Company has an operating lease commitment for plant and office premises, requiring total payments as follows:

2006

$  52,005

2007

$  78,007